EXHIBIT  10.1

                              BIOGEN, INC.
               1994  EUROPEAN EMPLOYEE STOCK PURCHASE PLAN

I. Purpose And Definitions

     A. Purpose of the Plan: The Plan is intended to encourage ownership of Shares by employees of the Company and Affiliates, as hereinafter defined, who reside in Europe and whose principal duties are performed in Europe.

     B. Definitions: Unless otherwise specified or unless the context otherwise requires, the following terms, as used in this Employee Stock Purchase Plan, shall have the following meanings:

     1. "Affiliate" means a corporation which is a direct or indirect fifty percent (50%) or more owned parent or subsidiary of the Company.

     2.  "Board" means the Board of Directors of the Company.

     3. "Code" means the United States Internal Revenue Code of 1986, as amended.

     4. "Committee" means the Board or any committee to which the Board has delegated power to exercise the powers and responsibilities assigned to the Board under and pursuant to the provisions of this Plan.

     5. "Company" means Biogen, Inc., a Massachusetts corporation.

     6. "Compensation" means salary and wages, including overtime pay, received by an Employee, but excluding bonus, incentive and similar payments and all other forms of non-cash remuneration.

     7. "Employee" means any individual (i) who performs services for the Company or an Affiliate pursuant to an employment relationship, other than those persons whose customary employment is 20 hours or less per week, (ii) who resides in Europe, (iii) who is not subject to the income tax laws of the United States, and (iv) whose principal duties are performed in Europe.

     8. "Enrollment Dates" are the earliest date participation is permitted hereunder by the Committee when the Plan is first made operative and each successive January 1 and July 1 thereafter.

     9.  "Fair Market Value"

          (i)  If the Shares are purchased by the Plan on a U.S.
          securities exchange, the actual purchase price of such Shares shall be such Shares' Fair Market Value.

          (ii) In all other circumstances, including if the Shares are purchased by the Plan from the Company, in determining such Shares' Fair Market Value, if such Shares are then listed on any U.S. securities exchange or the National Association of Securities Dealers Automated Quotation System ("NASDAQ") National Market System, the Fair Market Value of such Shares shall be the average between the high and low sale prices, if any, on the largest such exchange or on the NASDAQ National Market System, as the case may be, on the applicable date or, if none, on the most recent trade date thirty (30) days or less prior to such date. If the Shares are not then listed on any such exchange or on the NASDAQ National Market System, the Fair Market Value of such Shares shall be the average of the closing "Bid" and the closing "Ask" prices, if any, as reported in NASDAQ for such date or, if none, on the most recent trade date thirty (30) days or less prior to such date for which such quotations are reported. If the Fair Market Value cannot be determined under the preceding two sentences, it shall be determined in good faith by the Committee.

     10.   "Option" means a right or option granted under the Plan.

     11. "Participant" means an Employee who is enrolled in the Plan, provided however that no Employee may be granted an Option under this Plan if, immediately after the Option is granted, such Employee owns stock possessing five percent (5%) or more of the total combined voting power, (or in the case of non-voting stock, value) of all classes of issued and outstanding stock of Biogen, Inc. or it affiliate(s) (other than wholly owned subsidiaries of Biogen, Inc.). For purposes of determining stock ownership the rules of the Code applicable to employee stock purchase plans under Code Section 423 (including attribution) shall control.

     12. "Participant's Survivors" means a deceased Participant's legal representatives and/or any person or persons who acquired the Participant's rights to an Option by will or by the laws of descent and distribution including where appropriate his/her estate.

     13.   "Plan" means this 1994 European Employee Stock Purchase Plan.

     14. "Shares" means the Common Stock, $.01 par value, of the Company, as to which Options have been or may be granted under the Plan or any shares of capital stock into which the Shares are changed or for which they are exchanged within the provisions of
     Article VI of the Plan.

II. Shares Subject to the Plan

     A. Subject to the terms of Article VIII, the maximum aggregate number of Shares which may be optioned and purchased from time to time prior to December 31, 2004 shall be Thirty Thousand (30,000) Shares.

     If an Option ceases to be "outstanding", in whole or in part, the Shares which were subject to such Option but not purchased shall be available for the granting of other Options. An Option shall be treated as "outstanding" until such Option is exercised in full, or terminates or expires under the provisions of the Plan.

     B.  No options shall be granted after December 31, 2004.

III. Administration of the Plan

     The Plan shall be administered by the Committee. Subject to the provisions of the Plan, the Committee is authorized to interpret the provisions of the Plan and each Option, and to make any rules and determinations which it deems necessary or advisable for the administration of the Plan.

IV. Eligibility for Participation

     A. Option: Subject to the limits in Article II, on the January 1 Enrollment Date of each year in case of an Employee who is a Participant on such January 1 Enrollment Date and on the July 1 Enrollment Date of each year in the case of an Employee who is a Participant on such July Enrollment Date, the Company will be deemed to have granted to each such Participant an Option to purchase, during a six-month period commencing on the Enrollment Date on which such Option is granted and in the manner provided hereunder, such number of Shares as have an aggregate Employee Share Price (as determined under Article V(A)) equal to the lesser of 5% of such Participant's annual Compensation or $2,500 (i.e., the lesser of 10% of annual Compensation or $5,000 in the aggregate each year). If, on any Enrollment Date, an insufficient number of Shares remains available under the Plan to grant to each Participant an Option to purchase such number of Shares, then the number of Shares subject to each Option to be granted on such Enrollment Date shall be reduced equally so that the aggregate number of Shares subject to all Options granted on such Enrollment Date shall not exceed the number of Shares then available under the Plan.

     B. Employee Contributions: Each eligible Employee may, on an Enrollment Application filed with his/her employer on or before an Enrollment Date, elect to participate and make a contribution by check payable in U.S. dollars to the Company, but not in an amount more than the lesser of 5% of his/her annual Compensation or $2,500.

     C.  Application of Contributions:

          1. The Company will remit to a bank, stock brokerage firm or other custodian (the "Custodian") selected by the Company the accumulated contributions of all electing Participants together with employer contributions pursuant to Article IV(G), if any, as soon as reasonably possible after such contributions are made. Prior to such remittance, Participant contributions may be commingled with other Company funds free of any obligation of the
     Company to pay interest on such funds.   The Custodian shall buy
     from the Company or, if the Committee prior thereto approves, give an order to the stock broker selected by the Company to purchase (or if the Custodian shall be such stock broker, shall itself purchase) in the open market, the total number of Shares purchasable with the monies available from such remittance. The date on which Shares are so acquired shall be referred to as the "Share Purchase Date". The Committee shall instruct the Custodian whether to purchase Shares from the Company or on the open market, after giving due consideration to any applicable securities laws and the advice of the chief financial officer of the Company. A Participant shall be deemed to have exercised his/her Options on the Share Purchase Date to the extent of such purchase unless prior thereto the Participant shall have effectively withdrawn pursuant to the terms hereof.

          The Company may, in its sole and absolute discretion, refuse to sell Shares to the Custodian under the Plan if to do so would be violative of any commitment or restriction (whether legally binding or otherwise) not to issue or sell its own shares, as from time to time exists, and whether such commitment or restriction existed prior to or subsequent to the adoption of the Plan or for any other reason the Company deems appropriate. The refusal of the Company to sell Shares to the Custodian under the Plan shall not adversely affect the Plan's right and power to acquire such Shares from any other source the Committee deems appropriate.

               2. The certificates representing the Shares so purchased shall be issued in the name of and delivered to the Custodian and the account of each electing Participant shall be credited with the number of Shares to which he/she shall be entitled on the basis of his/her proportion of the aggregate remittance.

          3. Any cash dividends paid on Shares shall automatically be used to purchase additional shares of the Common Stock of the Company, unless a Participant in writing instructs the Custodian to the contrary. The purchases described in the preceding sentence, whether purchased by the Custodian from the Company or in the open market, shall be in addition to the number of Shares purchasable pursuant to Article II(A) and Article IV(A) and shall not be of Shares optioned under the Plan. Article IV(G) with respect to employer's contribution shall be inapplicable with respect to shares of the Common Stock of the Company acquired under this
     Article IV(C)(3).

          4. By enrolling in the Plan, each Participant is deemed to have authorized the establishment of a brokerage account in his/her name at a securities brokerage firm selected by or approved of by the Committee.

     D. Transfer of Certificates to Electing Participants: Upon request by a Participant and receipt by the Custodian of written notice to such effect from the Company, all or any portion of the Shares in the Participant's account shall be transferred by the Custodian out of its name into the name of the Participant and a certificate evidencing them shall be issued in the name of and delivered to the Participant.

     E. Shares Retained by the Custodian: Accumulations of Shares not transferred to Participants under Article IV(D) shall be held by the Custodian for the account of the Participant entitled thereto, but all rights accruing to an owner of record of such Shares shall belong to and be vested in the Participant for whose account it is being held, including the right to receive any and all dividends payable in respect of such Shares whether in cash, shares of the Company's Common Stock or otherwise, and the right to receive all notices of shareholders' meetings (which shall be forwarded to the Participant by the Custodian without delay) and to direct the Custodian how to vote thereat to the same extent as if such Shares were held in street name by a brokerage firm or otherwise.

     F.  Withdrawal:

          1. A Participant will be deemed to have withdrawn from the Plan immediately upon the occurrence of any of the following:

          a. The termination for any reason of the employment of the Participant by the Company or an Affiliate, or a change in the Participant's residence, tax status or duties such that he/she no longer meets the definition of an Employee under Article I(B)(7). A Participant's employment shall not be deemed terminated by reason of a transfer to another employer which is the Company or an Affiliate unless such transfer results in a change in the Participant's residence, tax status or duties such that he/she no longer meets the definition of an Employee under Article I(B)(7). A Participant who has elected to participate in the Plan who is absent from work with the Company or an Affiliate because of temporary disability (any disability other than a permanent and total disability) or who is on leave of absence for any purpose authorized by his/her employer shall not during the period of such absence be deemed by virtue of such absence alone, to have terminated his/her employment with the Company or an Affiliate, except as the Committee may otherwise expressly provide or determine.

          b.   Death of the Participant.

          c. The filing with or levying upon the Company or the Custodian of any judgment, attachment, garnishment, or any court order affecting either the Participant's earnings or his/her account under the Plan.

          d.  Termination of the Plan prior to its expiration.

          e.  Expiration of the Plan.

          2. Upon withdrawal from the Plan by a Participant, all Shares in the account of the Participant shall be transferred out of the Custodian's name and into the name of the Participant and a certificate evidencing such Shares shall be issued in the name of and delivered to the Participant, and all dividends and remaining cash if any credited to his/her account shall be paid to the Participant.

     G. Employer Contribution: Each Participant's employer will, as frequently as is necessary, contribute an amount equal to the difference between the Employee's Share Price as determined at Article V(A) and the cost per share to the Custodian if the Shares are not acquired from the Company. If the Shares are acquired from the Company, the Company shall sell such Shares to the Custodian at a price equal to the Employee's Share Price determined pursuant to Article V(A).
V. Terms and Conditions of Options and Issuance of Shares

     No Option shall be granted, and no purported grant of any Option shall be effective, until an enrollment application shall have been duly executed on behalf of the Company and by the Participant. Such enrollment application and the agreement constituted thereby shall be subject to at least the following terms and conditions:

     A. Employee's Share Price: The "Employee's Share Price" as of a Share Purchase Date as determined at Article IV(C)(1) shall be eighty-five percent (85%) of the lower of the:

          1. Fair Market Value of the Shares at the date of grant of the Option (i.e., the applicable January 1 or July 1 Enrollment
     Date); or

          2.  Fair Market Value of the Shares at the Share Purchase
     Date.

     B. Participant's Survivors: A Participant may determine that a designated person shall become the Participant's Survivor either by selecting a joint account (with a right of survivorship running to such designated joint owner), or by so designating in his/her will or otherwise as controlled under the applicable law with respect to testamentary dispositions. In the absence of a valid disposition the applicable laws of descent and distribution shall control. The Custodian may require such proof and indemnification (documentary or otherwise) as it deems necessary and appropriate before releasing any Shares and/or funds in a Participant's account to a person other than the Participant.

     C. Assignability and Transferability of Options: By its terms, an Option granted to a Participant shall not be transferable by the Participant otherwise than by will or by the laws of descent and distribution and shall be exercisable, during the Participant's lifetime, only by such Participant. Such Option shall not be assigned, pledged or hypothecated in any way (whether by operation of law or otherwise). Any attempted transfer, assignment, pledge, hypothecation or other disposition of any Option or of any rights granted hereunder contrary to the provisions of this Paragraph C, shall be null and void.


     D. All Participants to Have Equal Rights and Privileges: All Participants shall have equal rights and privileges under the Plan. The fact that the maximum number of Shares which may be acquired by Participants bears a uniform relationship to compensation or is limited by a maximum purchase restriction shall not be deemed to be violative of the foregoing sentence.

VI. Adjustments upon Changes in Capitalization

     In the event that the outstanding shares of the company's Common Stock are changed into or exchanged for a different number or kind of shares or other securities of the Company or of another corporation by reason of any reorganization, merger, consolidation, recapitalization, reclassification, change in par value, stock split-up, combination of shares or dividend payable in capital stock, or the like, appropriate adjustment shall be made in the number and kind of Shares for the purchase of which Options may be granted under the Plan and, in addition, appropriate adjustment to prevent dilution or enlargement of the rights granted to or available for Participants shall be made in the number and kind of Shares and in the Employee Share Price of outstanding Options so that each Option holder shall be in a position equivalent to the position the Option holder would have been in had the Option holder exercised the Options immediately prior to the applicable event.

VII. Effects of Dissolution or Liquidation of the Company

     Upon the dissolution or liquidation of the Company other than in connection with a transaction to which the preceding Article VI is applicable, all Options granted hereunder shall terminate and become null and void; provided, however, that if the rights of a Participant or a Participant's Survivors hereunder have not otherwise terminated and expired, the Participant or the Participant's Survivors shall be deemed to have exercised such Options to the extent of any monies contributed by the Participant or his/her employer as of the date immediately prior to such dissolution or liquidation.

VIII. Termination of the Plan

     No Options shall be granted after December 31, 2004. The Plan may be terminated at an earlier date by vote of the Board. The termination of the Plan shall not affect any Options granted or Shares acquired prior to the effective date of such termination.

IX. Amendment of the Plan

     The Plan may be amended by the Board or the Committee, including amendment of the Plan from time to time to designate corporations whose employees may be offered Options under the Plan from among a group consisting of the Company and any corporation which is or becomes its parent or subsidiary. No amendment shall affect any Options theretofore granted or any Shares theretofore acquired by a Participant, unless such amendment shall expressly so provide and unless any Participant to whom an Option has been granted who would be adversely affected by such amendment consents in writing thereto.

X. Employment Relationship

     Nothing herein contained shall be deemed to prevent the Company or an Affiliate from terminating the employment of a Participant, nor to prevent a Participant from terminating the Participant's employment with the Company or an Affiliate.

XI. Optionees Not Shareholders

     Neither the granting of an Option nor the making of any contribution by a Participant shall constitute an Employee the owner of Shares covered by an Option until such Shares have been purchased on his/her behalf pursuant to Article IV.

XII. Withholding Taxes

     Any taxes subject to withholding payable with respect to the amounts to be paid to the Custodian pursuant to the provisions hereof will be deducted by the Participant's employer from the balance of the Participant's salary, and will not reduce the amounts so to be paid to the Custodian.

XIII. Use of Funds

     The proceeds received by the Company from the sale of Shares pursuant to Options granted under the Plan will be used for general corporate purposes.

XIV. Statement of Account

     Following each purchase of Shares on behalf of a Participant, such Participant will receive from the Custodian a statement of his/her account showing (i) the respective total amounts of payments (by the Participant and, if applicable, his/her employer) made to the Custodian on behalf of such Participant under Article IV(C)(1) hereof, (ii) the Participant's share of any cash dividends and other cash distributions and of the amount and proceeds of sale of any other distributions or rights received by the Custodian, (iii) the total cost of all Shares purchased by the Custodian for the account of such Participant, (iv) such Participant's share of any stock dividends on the Shares, and (v) the number of Shares delivered, or to be delivered, to such Participant with respect to the period since the last statement.

XV. Brokerage Commissions and Other Costs

     Brokerage commissions, if any, payable in connection with the purchase of Shares hereunder (and shares acquired through dividend reinvestment, if any) and transfer taxes payable in connection with the delivery to Participants of Shares acquired hereunder (and shares acquired through dividend reinvestment, if any) together with the other costs and expenses incurred in administering the Plan, including the fees and expenses of the Custodian, will be borne by the Company and Affiliates.

XVI. Effective Date

     This Plan became effective on October 1, 1994.